EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117941, 333-117536, 333-105284, 333-62030, 333-44764, 333-42385, 333-122607, 333-130157 and 333-143687) of Affiliated Computer Services, Inc. of our report dated August 28, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Dallas, Texas
August 28, 2008